EXHIBIT 4.7

Confidential portions of this document have been omitted
pursuant to a request for confidential treatment

AMENDMENT AND RESTATEMENT AGREEMENT

relating to a FACILITY AGREEMENT

relating to

LOAN AND PERFORMANCE BOND FACILITIES

including

HK$859,000,000 EQUIPMENT SUPPLY FACILITY

HK$500,000,000 GENERAL FACILITY

3G PERFORMANCE BOND FACILITY

dated 13 May 2004

for

MANDARIN COMMUNICATIONS LIMITED
as Borrower

SUNDAY COMMUNICATIONS LIMITED
as Guarantor

HUAWEI TECH. INVESTMENT CO., LIMITED
as the Original Lender

JPMORGAN CHASE BANK, N.A.
as Agent

Deacons
5th Floor
Alexandra House
16-20 Chater
Road Central, Hong Kong
Tel: +852 2825 9211
Fax: +852 2810 0431
hongkong@deaconslaw.com
www.deacons.com.hk

THIS AMENDMENT AND RESTATEMENT AGREEMENT is dated 15 November 2004 and made between:

(1) MANDARIN COMMUNICATIONS LIMITED as MCL ("MCL");

(2) SUNDAY COMMUNICATIONS LIMITED as the guarantor ("SUNDAY");

(3) HUAWEI TECH. INVESTMENT CO., LIMITED ("HTIC" and, in its capacity as the original lender of the Equipment Supply Facility, the General Facility and the Performance Bond Facility (the "Original Lender");

(4) JPMORGAN CHASE BANK, N.A. as the agent of the Finance Parties (the "Agent").

RECITALS

(A) The parties to this Amendment and Restatement Agreement are Parties to a facility agreement entered into in connection with an Equipment Supply Facility, a General Facility and a Performance Bond Facility dated 13 May 2004 (the "Agreement").

(B) The Parties have agreed to amend the Agreement as provided in this Amendment and Restatement Agreement.

IT IS AGREED AS FOLLOWS:

SECTION 1 - INTERPRETATION

1.         Definitions and Interpretation

1.1  Defined terms used in the Agreement have the same meaning when used in this Amendment and Restatement Agreement (including in the recitals hereto).

1.2  In this Amendment and Restatement Agreement:

"Amendment Date"
means the date that the Agent has received all of the Conditions Precedent and the amendments to the Agreement contained within this Amendment and Restatement Agreement come into effect pursuant to Clause 2;

"Conditions Precedent"
means the documents and other evidence listed in and appearing to comply with the requirements of Schedule 1 to this Amendment and Restatement Agreement.

** The confidential portion has been omitted
and filed separately with the Commission

SECTION 2 - CONDITIONS PRECEDENT

2.         Conditions Precedent

2.1 The amendments to the Agreement are subject to the Conditions Precedent having been satisfied in full, and until such Conditions Precedent have been so satisfied the terms and conditions of the Agreement without the amendments provided for in this Amendment and Restatement Agreement shall continue to apply.

2.2 The Agent shall notify MCL and the Lenders of the Amendment Date promptly upon receiving all of the Conditions Precedent.

SECTION 3 - AMENDMENTS

3.         Amendments

3.1 With effect from the Amendment Date, the Agreement shall be amended as follows:

Section 1 of the Agreement:

Certain definitions in Clause 1.1 (Definitions) of the Agreement will be amended as follows:

(a) The "Business Plan" attached as Schedule 7 to the Agreement shall be replaced by the Business Plan attached as Schedule 2 to this Amendment and Restatement Agreement.

(b) The "Final Maturity Date" for the General Facility shall be amended to 12 July 2011.

(c) The definition of "Total Equipment Supply Facility Commitments" shall be amended to read:

"Total Equipment Supply Facility Commitments" means the aggregate of the Equipment Supply Facility Commitments being ** at the date of this Agreement, and ** at the Amendment Date."

(d) There shall be added at the end of the definition of "Supply Contract" the words "including the Supplemental Agreement to the Supply Contract".

(e) New definitions shall be added into Clause 1.1 (Definitions) of the Agreement as follows:

(i) "Amendment Date" means the date on which this Agreement has been amended and restated pursuant to an Amendment and Restatement Agreement dated 15 November 2004, which date has been notified to MCL and the Lenders by the Agent.

(ii) "Supplemental Agreement to the Supply Contract" means the agreement dated 15 November 2004 and entered into

** The confidential portion has been omitted
and filed separately with the Commission

between MCL and Huawei or an Affiliate of Huawei as an amendment and supplement to the Supply Contract.

Section 5 of the Agreement:

(f) Clause 8.2(a), (b) and (c) (Repayment of Loan under the General Facility) of the Agreement shall be deleted and replaced by the following:

"(a) The aggregate principal amount of the Loan outstanding under the General Facility at the close of business at the end of the Availability Period for the General Facility shall be repaid by MCL in full by ten instalments commencing on 12 July 2004 as follows:

Repayment Instalment	Percentage Repayment

**	**

(b) MCL may not reborrow any part of the Loan under the General Facility which is repaid."

Section 10 of the Agreement:

(g) In Clause 21.1 (Representations) of the Agreement, wherever the words "on the Effective Date" appear, there shall be added immediately thereafter "and the Amendment Date".

(h) The table set out in Clause 23.1 (Financial condition (Credit Net)) of the Agreement shall be replaced by the table set out in Schedule 3.

3.2 With effect from the Amendment Date, the Agreement shall be amended so that it shall be read and construed in the form set out in Schedule 5.

SECTION 4 - MISCELLANEOUS

4.         Miscellaneous

4.1 For the purpose of the Agreement:

(a) this Amendment and Restatement Agreement is designated as a Finance Document; and

(b) the increase in the amount of the Equipment Supply Facility shall not constitute New Borrowings Proceeds for the purposes of Clause

9.3(a) (Mandatory prepayment from New Borrowings Proceeds) of the Agreement.

4.2 Subject to the express terms of this Amendment and Restatement Agreement, nothing herein shall be construed as a waiver, variation or amendment to any provision of any Finance Document.

4.3 This Amendment and Restatement Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Amendment and Restatement Agreement.

4.4 The provisions of Clause 1.2 (Construction) and Clause 40 (Enforcement) of the Agreement shall apply as if set out in this Amendment and Restatement Agreement in full except that for the purposes of this Amendment and Restatement Agreement only references in those Clauses to "this Agreement" shall be replaced by references to "this Amendment and Restatement Agreement".

4.5 Each of the parties hereto shall do all such acts and things reasonably necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment and Restatement Agreement.

4.6 This Amendment and Restatement Agreement is governed by Hong Kong law.

IN WITNESS of which this Amendment and Restatement Agreement has been entered into on the date stated at the beginning of this Amendment and Restatement Agreement.

SIGNED by	)
for and on behalf of	)	Mr Bruce Hicks
MANDARIN COMMUNICATIONS	)	Director
LIMITED in the presence of:	)

SIGNED by	)
for and on behalf of	)	Mr Bruce Hicks
SUNDAY COMMUNICATIONS	)	Group Managing Director
LIMITED in the presence of:	)

SIGNED by	)

for and on behalf of	)	Madam Ji Ping
HUAWEI TECH. INVESTMENT CO.,	)	Director
LIMITED in the presence of:	)

SIGNED by	)
JPMORGAN CHASE BANK, N.A.	)	Mr Terence Yeung
as Agent for the Finance Parties	)	Attorney
in the presence of:	)

Schedule 1

Conditions Precedent

1. A copy of a resolution of the board of directors or equivalent body of each of MCL and SUNDAY approving the terms of, and the transactions contemplated by, the Amendment and Restatement Agreement and the Supplemental Agreement to the Supply Contract and authorising a specified person or persons to execute the same on its behalf.

2. A copy of any resolution of the shareholders of SUNDAY approving the transactions contemplated by this Amendment and Restatement Agreement, including the increase in the amount of the Equipment Supply Facility and the Supplemental Agreement to the Supply Contract required to comply with the Hong Kong Stock Exchange Listing Rules or, if a waiver has been obtained in respect of such resolution from the Hong Kong Stock Exchange, evidence of such waiver.

3. A copy of a resolution of the board of directors or equivalent body of the Original Lender approving the terms of, and the transactions contemplated by, the Amendment and Restatement Agreement and the Supplemental Agreement to the Supply Contract, and authorising a specified person or persons to execute the same on its behalf.

4. A copy of a resolution of the board of directors or equivalent body of each Credit Net Obligor approving the proposed amendments contemplated by this Amendment and Restatement Agreement.

5. A copy of a resolution of the board of directors or equivalent body of each Obligor approving the terms of a confirmation letter in the form of Schedule 4 (the "Confirmation Letter") and authorising a specified person or persons to execute the Confirmation Letter on its behalf.

6. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 1 and 4 above.

7. An original of the Confirmation Letter duly executed by each of the parties thereto.

8. A certificate of each Obligor (signed by a director or the secretary) certifying that:-

(i) each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect (as at a date no earlier than the date of this Amendment and Restatement Agreement);

(ii) (in the case of MCL and SUNDAY only) borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded;

(iii) that Obligor is solvent on the date of the certificate; and

(iv) in the case of each Obligor other than MCL, to the effect that it is in the best interests of that Obligor.

** The confidential portion has been omitted
and filed separately with the Commission

Schedule 2

**

** The confidential portion has been omitted
and filed separately with the Commission

Schedule 3

**

Schedule 4

Confirmation Letter from Obligors

JPMorgan Chase Bank, N.A. as Agent and Security Trustee on behalf of the Finance Parties (the "Agent")
[Address]

Huawei Tech. Investment Co., Limited as Original Lender
[Address]

Dear Sirs,

Facility Agreement relating to Loan and Performance Bond Facilities dated 13 May 2004 (the "Agreement")

We refer to the Agreement. Words, phrases and modes of interpretation used in this letter have the same meanings as provided for in the Agreement.

We understand that MCL, SUNDAY, HTIC and the Agent have entered into an agreement (the "Amendment and Restatement Agreement"), a copy of which we confirm we have received, to, inter alia, increase the amount of the Equipment Supply Facility and reschedule repayments of the General Facility.

We write to confirm our consent to the amendment of the Agreement which will occur upon the Conditions Precedent to the Amendment and Reinstatement Agreement being fulfilled, and that the Security granted by us pursuant to the Hong Kong General Security Document dated 29 June 2004 entered into by us in relation to the Agreement, the PRC Security Document, the Share Charge and the Subordination Deed (the "Security Documents") shall continue in full force and effect notwithstanding such amendments and the Security granted pursuant to the Security Documents shall continue to secure all Secured Obligations of the Obligors, including all Loans made under the increased Equipment Supply Facility and Loans under the rescheduled General Facility.

This letter shall be governed by and construed in accordance with the laws of Hong Kong.

Yours faithfully,

for and on behalf of	for and on behalf of
Mandarin Communications Limited	SUNDAY 3G (Hong Kong) Limited

for and on behalf of	for and on behalf of
SUNDAY 3G Holdings (Hong Kong)	SUNDAY IP Holdings Corporation
Corporation

for and on behalf of	for and on behalf of
SUNDAY IP Limited	SUNDAY Holdings (Hong Kong)
Corporation

for and on behalf of	for and on behalf of
SUNDAY Holdings (China) Corporation	SUNDAY Communications Limited

for and on behalf of
SUNDAY Communications Services
(Shenzhen) Limited

Schedule 5

Amended and Restated Facility Agreement